Exhibit 99.1

News Release

JLL Reports Record Fourth-Quarter and Full-Year 2018 Results
Diluted EPS of $4.37 for the quarter, $10.54 for the year; adjusted diluted EPS1 of $5.99 for the quarter, $12.25 for the year
CHICAGO, February 12, 2019 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong operating performance for the full year and fourth quarter of 2018.

•	Consolidated revenue and fee revenue[1] both up 13 percent to $4.9 billion and $2.1 billion, respectively, for the quarter

•	Diversified double-digit organic Real Estate Services revenue growth led by Leasing and Corporate Solutions demonstrates platform strength

•	Outstanding Americas performance and LaSalle incentive fees coupled with EMEA improvement drive margin expansion

•	LaSalle private equity capital raise brings assets under management to record $60.5 billion

•	Continued progress on digital strategy and platform transformation

•	Strong 2018 operating cash flow generation
"2018 was an exceptionally successful year for JLL. We made great progress in executing our Beyond strategy while achieving outstanding financial results," said Christian Ulbrich, JLL CEO. "We entered 2019 with strong business momentum that positions JLL for continued top-line and earnings growth in our Real Estate Services business."

Summary Financial Results	Three months ended December 31,		Twelve months ended December 31,
($ in millions, except per share data)	2018	2017	2018	2017

Revenue	$4,889.7	$4,343.0	$16,318.4	$14,453.2
Revenue before reimbursements	2,821.4	2,495.9	9,089.5	7,967.4
Fee revenue[1]	2,119.8	1,868.4	6,486.2	5,736.2

Net income attributable to common shareholders[2]	$201.1	$76.2	$484.1	$276.0
Adjusted net income attributable to common shareholders[1]	275.5	208.2	562.6	425.9

Diluted earnings per share[2]	$4.37	$1.66	$10.54	$6.03
Adjusted diluted earnings per share[1]	5.99	4.53	12.25	9.31

Adjusted EBITDA[1]	$418.0	$330.8	$953.2	$770.7
Adjusted EBITDA, Real Estate Services	382.1	306.0	791.5	670.4
Adjusted EBITDA, LaSalle	36.2	25.2	162.2	100.7
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
(2) The fourth quarters of both 2018 and 2017 reflect additional tax expense associated with the December 2017 U.S. tax legislation. Refer to Consolidated Highlights for additional details.
Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Comparative periods have been recast accordingly. In addition to the footnotes following the Financial Statements, refer to the company's April 2018 podcast (available on ir.jll.com) for additional information.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2018	2017			2018	2017
Leasing	$843.6	$674.1	25%	27%	$2,372.1	$2,051.9	16%	16%
Capital Markets	390.7	445.0	(12)	(10)	1,145.4	1,149.4	—	(1)
Property & Facility Management	2,399.9	2,166.2	11	13	8,782.8	7,821.3	12	13
Project & Development Services	846.9	731.4	16	19	2,669.0	2,344.5	14	13
Advisory, Consulting and Other	258.3	233.9	10	13	815.2	730.3	12	11
Real Estate Services (“RES”) revenue	$4,739.4	$4,250.6	11%	14%	$15,784.5	$14,097.4	12%	12%
LaSalle	150.3	92.4	63	65	533.9	355.8	50	49
Total revenue	$4,889.7	$4,343.0	13%	15%	$16,318.4	$14,453.2	13%	13%
Reimbursements	(2,068.3)	(1,847.1)	12	14	(7,228.9)	(6,485.8)	11	12
Revenue before reimbursements	$2,821.4	$2,495.9	13%	16%	$9,089.5	$7,967.4	14%	14%
Gross contract costs[1]	(702.6)	(622.9)	13	17	(2,595.0)	(2,215.5)	17	16
Net non-cash MSR and mortgage banking derivative activity	1.0	(4.6)	n.m.	n.m.	(8.3)	(15.7)	(47)	(47)
Total fee revenue[1]	$2,119.8	$1,868.4	13%	16%	$6,486.2	$5,736.2	13%	13%
Leasing	823.5	659.3	25	27	2,303.5	2,000.8	15	15
Capital Markets	380.8	433.0	(12)	(10)	1,093.5	1,108.3	(1)	(2)
Property & Facility Management	331.9	292.3	14	17	1,163.1	1,048.5	11	10
Project & Development Services	238.5	213.5	12	15	798.0	690.9	16	15
Advisory, Consulting and Other	200.4	183.2	9	13	616.2	554.5	11	12
RES fee revenue	1,975.1	1,781.3	11	14	5,974.3	5,403.0	11	10
LaSalle	144.7	87.1	66	69	511.9	333.2	54	52
Operating income	$312.4	$261.9	19%	23%	$706.9	$545.9	29%	32%
Equity earnings	$5.6	$11.7	(52)%	(52)%	$32.8	$44.4	(26)%	(26)%
Adjusted EBITDA[1]	$418.0	$330.8	26%	30%	$953.2	$770.7	24%	25%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 3

Consolidated 2018 Performance Highlights:
The company achieved double-digit consolidated revenue and fee revenue growth for the fourth quarter and full year, compared with 2017. The growth was predominantly organic and occurred across all four segments.

•
Leasing led consolidated fee revenue growth in the RES service lines (nearly 75 percent of the fourth-quarter growth and over half of the year-to-date growth), with notable full-year contributions from Property & Facility Management and Project & Development Services. The decline in consolidated Capital Markets was driven by Asia Pacific and EMEA. Geographically across the service lines, RES fee revenue growth for the fourth quarter was largely from Americas, contributing 83 percent on a local currency basis, followed by EMEA (12 percent) and APAC.

•	LaSalle's significant revenue growth reflects record 2018 incentive fees earned on the disposition of real estate assets on behalf of clients, along with increased advisory fees for the full year.
Consolidated operating expenses excluding reimbursed expenses were $2.5 billion for the fourth quarter and $8.4 billion for the year, increases of 15 percent and 12 percent compared with the respective prior-year periods. Consolidated fee-based operating expenses1 were $1.8 billion for the quarter and $5.8 billion for the year, up 15 percent and 11 percent, respectively, over 2017. Notwithstanding increased investments in various transformation initiatives, revenue growth outpaced the increase in consolidated expenses.
For the fourth quarter, net income attributable to common shareholders was $201.1 million, compared with $76.2 million in the prior-year quarter, and adjusted EBITDA was $418.0 million, compared with $330.8 million in 2017. Diluted earnings per share were $4.37, up from $1.66 in 2017; adjusted diluted earnings per share were $5.99, up from $4.53 last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 19.7 percent in USD for the quarter (19.9 percent in local currency), compared with 17.7 percent in 2017. Consolidated fourth-quarter performance reflects approximately:

•	280 basis points of margin increase from RES businesses, led by EMEA and Americas;

•	120 basis points of incremental investments in platform and transformation initiatives; and

•	60 basis points of incremental margin associated with the adoption of ASC Topic 606. Refer to Note 6 of this news release for additional information.
For the year, net income attributable to common shareholders was $484.1 million, up over 80 percent from 2017. Adjusted EBITDA was $953.2 million, an increase of 25 percent compared with $770.7 million in the prior year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 14.7 percent in USD for the year (14.9 percent in local currency), compared with 13.4 percent last year.
Net income for the fourth quarter and full-year 2017 reflected additional income tax expense of $125.9 million, representing the company’s provisional estimate of the effect of U.S. tax legislation passed in December 2017. The impact on diluted earnings per share was $2.75, with no impact to adjusted diluted earnings per share. In the fourth quarter of 2018, $47.0 million of additional expense was recorded to true-up the provisional estimate; the 2018 impact to diluted earnings per share was $1.02, with no impact to adjusted diluted earnings per share.
Balance Sheet and Net Interest Expense:
Total net debt was $289.3 million as of December 31, 2018, representing decreases of $453.5 million and $296.9 million from September 30, 2018 and December 31, 2017, respectively. The decreases reflected continued strong cash generation by the company.
Net interest expense was $10.7 million for the fourth quarter of 2018 and $51.1 million for the year, both decreases from $13.7 million and $56.2 million in the respective prior-year periods. A decline in the outstanding average borrowings, partially offset by a higher effective interest rate on the Credit Facility, primarily drove the decrease in annual net interest expense.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 4

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2018	2017			2018	2017
Revenue	$2,745.9	$2,362.1	16%	17%	$9,041.0	$8,015.1	13%	13%
Reimbursements	(1,505.1)	(1,365.1)	10	11	(5,164.7)	(4,648.5)	11	11
Revenue before reimbursements	$1,240.8	$997.0	24%	26%	$3,876.3	$3,366.6	15%	16%
Gross contract costs[1]	(192.5)	(133.9)	44	47	(652.9)	(521.0)	25	27
Net non-cash MSR and mortgage banking derivative activity	1.0	(4.6)	n.m.	n.m.	(8.3)	(15.7)	(47)	(47)
Fee revenue[1]	$1,049.3	$858.5	22%	23%	$3,215.1	$2,829.9	14%	14%
Leasing	591.9	441.9	34	35	1,711.3	1,471.2	16	17
Capital Markets	156.5	149.1	5	5	490.5	456.6	7	7
Property & Facility Management	133.8	122.0	10	12	472.2	419.3	13	13
Project & Development Services	113.5	101.9	11	13	368.8	342.2	8	9
Advisory, Consulting and Other	53.6	43.6	23	24	172.3	140.6	23	27
Segment operating income	$170.3	$130.5	30%	33%	$421.9	$350.5	20%	21%
Equity earnings (losses)	$0.2	$(0.7)	n.m.	n.m.	$0.8	$(0.2)	n.m.	n.m.
Adjusted EBITDA[1]	$203.0	$150.5	35%	37%	$522.5	$430.2	21%	22%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Americas 2018 Performance Highlights:
Americas double-digit revenue and fee revenue increases for the fourth quarter and full year reflect broad-based growth across all service lines. Leasing led segment growth with significant outperformance against U.S. office market gross absorption for the fourth quarter, as reported by JLL Research, driven by large deals and highlighted by momentum in the New York, Midwest and Northwest U.S. markets. Property & Facility Management also contributed notably to segment growth as a result of the ramp-up of recent wins and expansion of existing facilities management relationships with Corporate Solutions clients.
Operating expenses, excluding reimbursed expenses, were $1.1 billion for the fourth quarter and $3.5 billion for the year, up 25 percent and 15 percent, respectively, from 2017. Fee-based operating expenses, excluding restructuring and acquisition charges, were $0.9 billion for the fourth quarter and $2.8 billion for the full year, up 21 percent and 13 percent, respectively, over 2017. Cost management initiatives partially offset revenue-related expense growth and increased investments in platform and technology transformation programs.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 19.3 percent in USD for the quarter (19.4 percent in local currency), compared with 17.5 percent in 2017. The increase in profitability and margin expansion reflect Leasing revenue growth and yields from cost management initiatives, partially offset by the incremental investments noted above. In addition, margin comparability is impacted by the adoption of ASC 606; refer to Note 6 following the Financial Statements for additional information.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 5

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2018	2017			2018	2017
Revenue	$1,059.2	$1,000.6	6%	10%	$3,495.0	$3,075.0	14%	11%
Reimbursements	(197.5)	(136.0)	45	52	(677.5)	(471.9)	44	41
Revenue before reimbursements	$861.7	$864.6	—%	3%	$2,817.5	$2,603.1	8%	5%
Gross contract costs[1]	(287.6)	(299.5)	(4)	(1)	(1,108.0)	(1,038.7)	7	3
Fee revenue[1]	$574.1	$565.1	2%	5%	$1,709.5	$1,564.4	9%	7%
Leasing	118.2	114.3	3	7	323.3	296.6	9	7
Capital Markets	170.2	196.7	(13)	(10)	440.9	448.4	(2)	(4)
Property & Facility Management	104.0	87.6	19	23	383.6	337.9	14	11
Project & Development Services	86.4	78.8	10	13	288.7	230.2	25	22
Advisory, Consulting and Other	95.3	87.7	9	13	273.0	251.3	9	6
Segment operating income	$87.3	$68.6	27%	32%	$77.0	$50.6	52%	62%
Equity earnings	$—	$0.3	(100)%	(100)%	$—	$0.3	(100)%	(100)%
Adjusted EBITDA[1]	$104.2	$81.7	28%	33%	$130.8	$97.8	34%	38%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
EMEA 2018 Performance Highlights:
EMEA revenue and fee revenue growth for the quarter was led by Property & Facility Management, driven by the stabilization of Integral where 2017 included additional gross contract costs associated with loss-making contracts. Capital Markets fee revenue declines partially offset growth across the other services lines, attributable to an outsized 2017 transaction in Switzerland together with declines in certain larger markets. For the full-year, in addition to Property & Facility Management, Project & Development Services led year-to-date fee revenue growth, with notable contributions from the Tetris fit-out business and MENA. Geographically across service lines, fee revenue expansion for the year was most notable in the UK and France.
Operating expenses, excluding reimbursed expenses, were $774.4 million for the fourth quarter and $2.7 billion for the year, an increase of 1 percent and 4 percent from the respective prior-year periods. Fee-based operating expenses, excluding restructuring and acquisition charges, were $486.8 million for the fourth quarter and $1.6 billion for the year, increases of 2 percent and 5 percent, respectively, compared with 2017. The decrease in fourth-quarter expenses reflects an $11.4 million improvement in the bad debt provision over 2017, driven by Integral stabilization and successful collection efforts this quarter.
In addition to improvements in Operating income and Adjusted EBITDA, the above-discussed revenue and expense factors drove expansion in the adjusted EBITDA margin, calculated on a fee-revenue basis, to 18.2 percent in USD and local currency for the quarter, compared with 14.5 percent last year.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 6

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2018	2017			2018	2017
Revenue	$934.3	$887.9	5%	11%	$3,248.5	$3,007.3	8%	10%
Reimbursements	(361.4)	(342.0)	6	12	(1,369.2)	(1,347.9)	2	3
Revenue before reimbursements	$572.9	$545.9	5%	10%	$1,879.3	$1,659.4	13%	15%
Gross contract costs[1]	(221.2)	(188.2)	18	23	(829.6)	(650.7)	27	29
Fee revenue[1]	$351.7	$357.7	(2)%	3%	$1,049.7	$1,008.7	4%	6%
Leasing	113.4	103.1	10	16	268.9	233.0	15	18
Capital Markets	54.1	87.2	(38)	(35)	162.1	203.3	(20)	(19)
Property & Facility Management	94.1	82.7	14	19	307.3	291.3	5	7
Project & Development Services	38.6	32.8	18	24	140.5	118.5	19	20
Advisory, Consulting and Other	51.5	51.9	(1)	4	170.9	162.6	5	6
Segment operating income	$68.8	$66.6	3%	11%	$113.1	$117.2	(3)%	3%
Equity earnings	$—	$0.9	(100)%	(95)%	$2.0	$3.2	(38)%	(32)%
Adjusted EBITDA[1]	$74.9	$73.8	1%	9%	$138.2	$142.4	(3)%	3%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Asia Pacific 2018 Performance Highlights:
Asia Pacific revenue and fee revenue growth for the fourth quarter was led by (i) Property & Facility Management, driven by both organic new business and expansion of client mandates, and (ii) Leasing, primarily from office and industrial sectors in Greater China and Australia. This growth partially offset the decline in Capital Markets, where the prior-year quarter’s growth was nearly 50 percent over fourth-quarter 2016 from outsized transactions in Japan and Greater China. Geographically across service lines, fourth-quarter fee revenue expansion was most notable in Australia. Leasing and Project & Development Services led year-to-date segment fee revenue growth, partially offset by Capital Markets. Leasing full-year drivers were consistent with the quarterly drivers; Project & Development services was driven by government projects in Australia.
Operating expenses, excluding reimbursements, were $504.1 million for the fourth quarter and $1.8 billion for the full year, increases of 10 percent and 16 percent, respectively, over 2017. Fee-based operating expenses, excluding restructuring and acquisition charges, were $282.9 million and $936.6 million, increases of 1 percent and 6 percent, respectively, over 2017. The increases in fee-based operating expenses correspond with revenue-related expense growth. In the fourth quarter, this growth was partially offset by reduced compensation expense as a result of certain management initiatives.
Adjusted EBITDA margin, calculated on a fee-revenue basis, was 21.3 percent in USD for the quarter (21.8 percent in local currency), compared with 20.6 percent in 2017. Operating performance improvement and margin expansion reflect the expense commentary noted above.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 7

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2018	2017			2018	2017
Revenue	$150.3	$92.4	63%	65%	$533.9	$355.8	50%	49%
Reimbursements(a)	(4.3)	(4.0)	8	6	(17.5)	(17.5)	—	(1)
Revenue before reimbursements	$146.0	$88.4	65%	68%	$516.4	$338.3	53%	51%
Gross contract costs(a)	(1.3)	(1.3)	—	6	(4.5)	(5.1)	(12)	(15)
Fee revenue[1]	$144.7	$87.1	66%	69%	$511.9	$333.2	54%	52%
Advisory fees(a)	68.5	72.1	(5)	(4)	264.6	253.0	5	3
Transaction fees & other(a)	5.9	6.5	(9)	(9)	31.5	23.3	35	32
Incentive fees	70.3	8.5	n.m.	n.m.	215.8	56.9	n.m.	n.m.
Segment operating income	$31.5	$13.6	n.m.	n.m.	$133.7	$58.3	n.m.	n.m.
Equity earnings	$5.4	$11.2	(52)%	(51)%	$30.0	$41.1	(27)%	(27)%
Adjusted EBITDA[1]	$36.2	$25.2	44%	44%	$162.2	$100.7	61%	59%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
LaSalle 2018 Performance Highlights:
Significant revenue and fee revenue growth for the fourth quarter and full year were driven by outstanding incentive fee performance from real estate dispositions on behalf of clients, predominantly in Asia Pacific. Advisory fees in the prior-year quarter included approximately $7 million of catch-up fees from new investor commitments in previously established funds which did not recur this quarter.
Equity earnings in all periods presented were primarily driven by net valuation increases for investments in Europe and Asia. For the full-year 2018, equity earnings also included gains on the sale of legacy investments.
Operating expenses, excluding reimbursed expenses, were $114.5 million for the fourth quarter and $382.7 million for the year, up 56 percent and 36 percent from the respective prior-year periods. Fee-based operating expenses, excluding restructuring and acquisition charges, were $113.2 million for the quarter and $378.2 million for the year, up 54 percent and 36 percent, respectively, from 2017. These increases primarily reflect the current portion of higher variable compensation expense due to additional incentive fees. The related deferred compensation expense will be recognized in future periods.
Adjusted EBITDA margin was 25.0 percent in USD for the quarter (24.7 percent in local currency), compared with 28.9 percent last year. The primary driver of the margin contraction was the approximately 390 basis point impact from lower equity earnings this quarter.
Assets under management (AUM) were $60.5 billion as of December 31, 2018, an increase of 2 percent in USD and local currency from $59.5 billion as of September 30, 2018. The AUM increase resulted from $2.9 billion of acquisitions and $0.7 billion of net valuation increases, partially offset by $2.2 billion of dispositions and withdrawals and $0.4 billion of foreign currency decreases.

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JLL Reports Record Fourth-Quarter and Full-Year 2018 Results - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.3 billion, operations in over 80 countries and a global workforce of over 90,000 as of December 31, 2018. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, February 12, 2019, at 9:00 a.m. Eastern.
The link to the webcast can be accessed at the Investor Relations website: ir.jll.com.

Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

	■ United States callers: ■ International callers: ■ Passcode:	+1 866 393 4306 +1 734 385 2616 9477834

Supplemental Information	Audio Replay
Supplemental information regarding the fourth quarter 2018 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.

If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, and in other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2018	2017	2018	2017

Revenue before reimbursements	$2,821.4	$2,495.9	$9,089.5	$7,967.4
Reimbursements	2,068.3	1,847.1	7,228.9	6,485.8
Total Revenue	$4,889.7	$4,343.0	$16,318.4	$14,453.2

Operating expenses:
Compensation and benefits	$1,582.1	$1,423.0	$5,206.8	$4,622.4
Operating, administrative and other	826.4	748.7	2,950.9	2,601.2
Reimbursed expenses	2,068.3	1,847.1	7,228.9	6,485.8
Depreciation and amortization	55.0	44.9	186.1	167.2
Restructuring and acquisition charges[5]	45.5	17.4	38.8	30.7
Total operating expenses	4,577.3	4,081.1	15,611.5	13,907.3

Operating income	312.4	261.9	706.9	545.9

Interest expense, net of interest income	10.7	13.7	51.1	56.2
Equity earnings from real estate ventures	5.6	11.7	32.8	44.4
Other income	13.5	1.0	17.4	1.7

Income before income taxes and noncontrolling interest	320.8	260.9	706.0	535.8
Provision for income taxes	117.6	183.2	214.3	256.3
Net income	203.2	77.7	491.7	279.5

Net income attributable to noncontrolling interest	1.9	1.3	7.2	3.1
Net income attributable to the company	$201.3	$76.4	$484.5	$276.4

Dividends on unvested common stock, net of tax benefit	0.2	0.2	0.4	0.4
Net income attributable to common shareholders	$201.1	$76.2	$484.1	$276.0

Basic earnings per common share	$4.41	$1.68	$10.64	$6.09
Basic weighted average shares outstanding (in 000's)	45,580	45,369	45,517	45,316

Diluted earnings per common share	$4.37	$1.66	$10.54	$6.03
Diluted weighted average shares outstanding (in 000's)	45,987	45,877	45,931	45,758

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,745.9	$2,362.1	$9,041.0	$8,015.1
Reimbursements	(1,505.1)	(1,365.1)	(5,164.7)	(4,648.5)
Revenue before reimbursements	1,240.8	997.0	3,876.3	3,366.6
Gross contract costs[1]	(192.5)	(133.9)	(652.9)	(521.0)
Net non-cash MSR and mortgage banking derivative activity[1]	1.0	(4.6)	(8.3)	(15.7)
Fee revenue[1]	1,049.3	858.5	3,215.1	2,829.9

Compensation, operating and administrative expenses	1,038.5	840.4	3,345.3	2,918.6
Depreciation and amortization	32.0	26.1	109.1	97.5
Total segment operating expenses, excluding reimbursed	1,070.5	866.5	3,454.4	3,016.1
Gross contract costs[1]	(192.5)	(133.9)	(652.9)	(521.0)
Total fee-based segment operating expenses	878.0	732.6	2,801.5	2,495.1

Segment operating income	$170.3	$130.5	$421.9	$350.5
Equity earnings (losses)	0.2	(0.7)	0.8	(0.2)
Total segment income	$170.5	$129.8	$422.7	$350.3

Adjusted EBITDA[1]	$203.0	$150.5	$522.5	$430.2

EMEA - REAL ESTATE SERVICES
Revenue	$1,059.2	$1,000.6	$3,495.0	$3,075.0
Reimbursements	(197.5)	(136.0)	(677.5)	(471.9)
Revenue before reimbursements	861.7	864.6	2,817.5	2,603.1
Gross contract costs[1]	(287.6)	(299.5)	(1,108.0)	(1,038.7)
Fee revenue[1]	574.1	565.1	1,709.5	1,564.4

Compensation, operating and administrative expenses	758.3	784.4	2,689.7	2,507.9
Depreciation and amortization	16.1	11.6	50.8	44.6
Total segment operating expenses, excluding reimbursed	774.4	796.0	2,740.5	2,552.5
Gross contract costs[1]	(287.6)	(299.5)	(1,108.0)	(1,038.7)
Total fee-based segment operating expenses	486.8	496.5	1,632.5	1,513.8

Segment operating income	$87.3	$68.6	$77.0	$50.6
Equity earnings	—	0.3	—	0.3
Total segment income	$87.3	$68.9	$77.0	$50.9

Adjusted EBITDA[1]	$104.2	$81.7	$130.8	$97.8

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$934.3	$887.9	$3,248.5	$3,007.3
Reimbursements	(361.4)	(342.0)	(1,369.2)	(1,347.9)
Revenue before reimbursements	572.9	545.9	1,879.3	1,659.4
Gross contract costs[1]	(221.2)	(188.2)	(829.6)	(650.7)
Fee revenue[1]	351.7	357.7	1,049.7	1,008.7

Compensation, operating and administrative expenses	497.9	472.9	1,743.0	1,520.1
Depreciation and amortization	6.2	6.4	23.2	22.1
Total segment operating expenses, excluding reimbursed	504.1	479.3	1,766.2	1,542.2
Gross contract costs[1]	(221.2)	(188.2)	(829.6)	(650.7)
Total fee-based segment operating expenses	282.9	291.1	936.6	891.5

Segment operating income	$68.8	$66.6	$113.1	$117.2
Equity earnings	—	0.9	2.0	3.2
Total segment income	$68.8	$67.5	$115.1	$120.4

Adjusted EBITDA[1]	$74.9	$73.8	$138.2	$142.4

LASALLE
Revenue	$150.3	$92.4	$533.9	$355.8
Reimbursements	(4.3)	(4.0)	(17.5)	(17.5)
Revenue before reimbursements	146.0	88.4	516.4	338.3
Gross contract costs[1]	(1.3)	(1.3)	(4.5)	(5.1)
Fee revenue[1]	144.7	87.1	511.9	333.2

Segment operating expenses, excluding reimbursed expenses	114.5	74.8	382.7	280.0
Gross contract costs[1]	(1.3)	(1.3)	(4.5)	(5.1)
Total fee-based segment operating expenses	113.2	73.5	378.2	274.9

Segment operating income	$31.5	$13.6	$133.7	$58.3
Equity earnings	5.4	11.2	30.0	41.1
Total segment income	$36.9	$24.8	$163.7	$99.4

Adjusted EBITDA[1]	$36.2	$25.2	$162.2	$100.7

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
SEGMENT RECONCILING ITEMS
Fee revenue	$2,119.8	$1,868.4	$6,486.2	$5,736.2
Gross contracts costs[1]	702.6	622.9	2,595.0	2,215.5
Net non-cash MSR and mortgage banking derivative activity[1]	(1.0)	4.6	8.3	15.7
Revenue before reimbursements	$2,821.4	$2,495.9	$9,089.5	$7,967.4
Reimbursements	2,068.3	1,847.1	7,228.9	6,485.8
Revenue	$4,889.7	$4,343.0	$16,318.4	$14,453.2
Segment operating expenses excluding restructuring and acquisition charges	4,531.8	4,063.7	15,572.7	13,876.6
Segment operating income	$357.9	$279.3	$745.7	$576.6
Restructuring and acquisition charges[5]	45.5	17.4	38.8	30.7
Operating income	$312.4	$261.9	$706.9	$545.9
Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Year Ended December 31,
(in millions)	2018	2017

Cash provided by operating activities	$604.1	$798.7

Cash used in investing activities	(280.4)	(170.8)

Cash used in financing activities	(141.3)	(623.5)

Effect of currency exchange rate changes on cash and cash equivalents	(19.9)	13.3

Net change in cash and cash equivalents	$162.5	$17.7

Cash, cash equivalents and restricted cash, beginning of year	471.7	454.0

Cash, cash equivalents and restricted cash, end of year	$634.2	$471.7

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2018	2017		2018	2017
ASSETS			LIABILITIES AND EQUITY
Current assets:			Current liabilities:
Cash and cash equivalents	$480.9	$268.0	Accounts payable and accrued liabilities	$1,261.4	$993.1
Trade receivables, net of allowances	1,854.0	1,739.4	Reimbursable payables	1,090.7	1,022.6
Notes and other receivables	363.0	385.3	Accrued compensation & benefits	1,604.5	1,419.1
Reimbursable receivables	1,540.5	1,263.3	Short-term borrowings	32.7	77.4
Warehouse receivables	331.2	317.5	Short-term contract liability and deferred income	190.4	155.4
Short-term contract assets	314.7	178.4	Short-term acquisition-related obligations	78.5	80.1
Prepaid and other	321.7	389.1	Warehouse facilities	317.9	309.2
Total current assets	5,206.0	4,541.0	Other	185.7	256.8
Property and equipment, net of accumulated depreciation	567.9	543.9	Total current liabilities	4,761.8	4,313.7
Goodwill	2,697.8	2,709.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	336.9	305.0	Credit facility, net of debt issuance costs (a)	(15.9)	(15.3)
Investments in real estate ventures	356.9	376.2	Long-term debt, net of debt issuance costs	671.5	690.6
Long-term receivables	199.0	164.7	Long-term deferred tax liabilities, net	32.7	63.2
Deferred tax assets, net	210.1	229.1	Deferred compensation	277.8	259.0
Deferred compensation plans	258.2	229.7	Long-term acquisition-related obligations	175.8	228.9
Other	192.7	155.5	Other	387.3	332.3
Total assets	$10,025.5	$9,254.4	Total liabilities	$6,291.0	$5,872.4

			Redeemable noncontrolling interest	$—	$3.8

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,057.3	1,037.6
			Retained earnings	3,095.7	2,649.0
			Shares held in trust	(5.8)	(5.9)
			Accumulated other comprehensive loss	(456.2)	(341.1)
			Total company shareholders' equity	3,691.5	3,340.1
			Noncontrolling interest	43.0	38.1
			Total equity	3,734.5	3,378.2
			Total liabilities and equity	$10,025.5	$9,254.4

Please reference attached financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2018 and 2017, the negative liability reflects unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees, and third-party vendors and subcontractors and are indirectly reimbursed through the fee we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fee in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Impact of December 2017 Tax Cuts and Jobs Act Enactment reflects the transition tax on the deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets. For 2017, the provisional estimate of the total impact was $125.9 million. The $47.0 million of additional expense in 2018 represents the true-up to the provisional amounts recorded in 2017. Such activity is excluded as the amount relates predominantly to accumulated foreign earnings, net of tax credits, realized over many years with cash obligations to be paid over eight years beginning in 2019. Therefore, these amounts are not considered indicative of core operating results.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the net gain recognized on the sale of a business in the Asia Pacific reporting segment. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2018	2017	2018	2017

Revenue	$4,889.7	$4,343.0	$16,318.4	$14,453.2
Reimbursements	(2,068.3)	(1,847.1)	(7,228.9)	(6,485.8)
Revenue before reimbursements	2,821.4	2,495.9	9,089.5	7,967.4
Gross contract costs	(702.6)	(622.9)	(2,595.0)	(2,215.5)
Net non-cash MSR and mortgage banking derivative activity	1.0	(4.6)	(8.3)	(15.7)
Fee revenue	$2,119.8	$1,868.4	$6,486.2	$5,736.2

Operating expenses	$4,577.3	$4,081.1	$15,611.5	$13,907.3
Reimbursed expenses	(2,068.3)	(1,847.1)	(7,228.9)	(6,485.8)
Gross contract costs	(702.6)	(622.9)	(2,595.0)	(2,215.5)
Fee-based operating expenses	$1,806.4	$1,611.1	$5,787.6	$5,206.0

Operating income	$312.4	$261.9	$706.9	$545.9

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended December 31,		Twelve months ended December 31,
($ in millions)	2018	2017	2018	2017

Net income attributable to common shareholders	$201.1	$76.2	$484.1	$276.0
Add:
Interest expense, net of interest income	10.7	13.7	51.1	56.2
Provision for income taxes	117.6	183.2	214.3	256.3
Depreciation and amortization	55.0	44.9	186.1	167.2
EBITDA	$384.4	$318.0	$935.6	$755.7
Adjustments:
Restructuring and acquisition charges[5]	45.5	17.4	38.8	30.7
Gain on disposition	(12.9)	—	(12.9)	—
Net non-cash MSR and mortgage banking derivative activity	1.0	(4.6)	(8.3)	(15.7)
Adjusted EBITDA	$418.0	$330.8	$953.2	$770.7
Net income margin attributable to common shareholders	7.1%	3.1%	5.3%	3.5%
Adjusted EBITDA margin	19.9%	17.7%	14.9%	13.4%

	Three months ended December 31,		Twelve months ended December 31,
(In millions, except share and per share data)	2018	2017	2018	2017

Net income attributable to common shareholders	$201.1	$76.2	$484.1	$276.0
Diluted shares (in thousands)	45,987	45,877	45,931	45,758
Diluted earnings per share	$4.37	$1.66	$10.54	$6.03

Net income attributable to common shareholders	$201.1	$76.2	$484.1	$276.0
Adjustments:
Restructuring and acquisition charges[5]	45.5	17.4	38.8	30.7
Net non-cash MSR and mortgage banking derivative activity	1.0	(4.6)	(8.3)	(15.7)
Amortization of acquisition-related intangibles	7.9	7.8	29.4	31.1
Gain on disposition	(12.9)	—	(12.9)	—
Impact of Tax Cuts and Jobs Act Enactment	47.0	125.9	47.0	125.9
Tax impact of adjusted items(a)	(14.1)	(14.5)	(15.5)	(22.1)
Adjusted net income attributable to common shareholders	$275.5	$208.2	$562.6	$425.9
Diluted shares (in thousands)	45,987	45,877	45,931	45,758
Adjusted diluted earnings per share	$5.99	$4.53	$12.25	$9.31
(a) The tax impact of adjusted items in the fourth quarter of 2018 as well as the first and fourth quarters of 2017 were calculated using the applicable statutory rates by tax jurisdiction. In the first, second and third quarters of 2018, as well as the second and third quarters of 2017, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this approximates the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2018	% Change	2018	% Change
Revenue:
At current period exchange rates	$4,889.7	13%	$16,318.4	13%
Impact of change in exchange rates	113.6	n/a	(2.8)	n/a
At comparative period exchange rates	$5,003.3	15%	$16,315.6	13%

Fee revenue:
At current period exchange rates	$2,119.8	13%	$6,486.2	13%
Impact of change in exchange rates	49.7	n/a	(11.2)	n/a
At comparative period exchange rates	$2,169.5	16%	$6,475.0	13%

Operating income:
At current period exchange rates	$312.4	19%	$706.9	29%
Impact of change in exchange rates	10.4	n/a	13.7	n/a
At comparative period exchange rates	$322.8	23%	$720.6	32%

Adjusted EBITDA:
At current period exchange rates	$418.0	26%	$953.2	24%
Impact of change in exchange rates	12.7	n/a	13.7	n/a
At comparative period exchange rates	$430.7	30%	$966.9	25%

2.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Effective January 1, 2018, the company adopted ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"), on a retrospective basis. The adoption of ASC 606, together with the continued changes in the company's business mix, prompted the company to expand the types of costs excluded from the calculation of the non-GAAP measure "Fee revenue." Specifically, the drivers were (i) the increase in compensation and benefits associated with client-dedicated personnel presented on a gross basis and (ii) the expansion of annuity businesses engaged to provide outsourced services to clients.

The most notable change is the inclusion of compensation and benefits associated with client-dedicated employees in gross contract costs. In addition, the previous calculation of gross contract costs applied only to Project & Development Services and Property & Facility Management but now applies to all service lines and businesses. The largest impacts of the change to JLL's definition of fee revenue are within Project & Development Services and Property & Facility Management.
Additional materials were provided in the company’s April 2018 podcast, available on the company’s website (ir.jll.com) and furnished to the Securities and Exchange Commission ("SEC") on Form 8-K dated April 30, 2018 ("ASC 606 8-K"). For additional commentary on the adoption of ASC 606 and the change to the fee revenue calculation, refer to the company’s Form 10-K for the year ended December 31, 2018, to be filed with the SEC in the near future.

5.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $45.5 million and $17.4 million for the fourth quarter of 2018 and 2017, respectively. Charges in the fourth quarter of 2018 reflected (a) $15.7 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional and/or global business operations and (b) $4.9 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, and (c) $24.9 million of net non-cash fair value adjustments that resulted in a net increase to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2017 included (a) $11.0 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional and/or global business operations, (b) $1.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities and (c) $4.6 million of net non-cash fair value adjustments that resulted in a net increase to earn-out liabilities that arose from prior period acquisition activity.

6.
The recast of the fourth quarter 2017, reflecting the adoption of ASC 606, resulted in recognition of a $42.1 million reduction to fee revenue and a $12.7 million reduction of direct expenses (predominantly commission expense), nearly all in Americas, due to the acceleration of incremental fee revenue and direct expenses in the second and third quarters of 2017. This reflects a 69.7 percent operating margin on the recast fee revenue reduction and drives the 60 basis point benefit previously noted. The impact of indirect expenses such as variable compensation were not permitted by U.S. GAAP to be modified in the recast of prior periods, despite the required recast of revenue and fee revenue.

7.
Fee revenue and gross contract costs for the fourth-quarter and full-year 2017 have been revised from the amounts furnished on the ASC 606 8-K within the presentation titled "2018 Reporting Changes." Within EMEA Property & Facility Management (and therefore consolidated), fee revenue and gross contract costs were both reduced by $46.7 million as a result of management review subsequent to the date information was originally made publicly available. This change had no effect on the reported Net income attributable to common shareholders, diluted earnings per share, cash flows or similar net performance measures for the corresponding periods.

8.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC in the near future.

9.
As of December 31, 2018, LaSalle had $60.5 billion of real estate assets under management with approximately $6.8 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $33.9 billion invested in separate accounts, $19.7 billion invested in fund management vehicles and $6.9 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $21.9 billion in North America, $16.6 billion in the UK, $8.6 billion in Asia Pacific and $6.5 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. LaSalle raised $2.0 billion in private equity capital for the quarter ended December 31, 2018, $6.1 billion for the full year.

10.
EMEA: Europe, Middle East and Africa. Greater China: China, Hong Kong, Macau and Taiwan. MENA: Middle East and North Africa. Benelux: Belgium, the Netherlands and Luxembourg. Southeast Asia: Singapore, Indonesia, Philippines, Thailand and Vietnam.

11.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Contact:	Grace Chang
Title:	Managing Director, Investor Relations
Phone:	+1 312 252 8943

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended December 31, 2018				Three months ended December 31, 2017
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$602.7	121.1	119.8	$843.6	$452.6	117.0	104.5	$674.1
Capital Markets	155.9	176.0	58.8	390.7	153.8	201.4	89.8	445.0
Property & Facility Management	1,428.8	403.3	567.8	2,399.9	1,272.8	367.7	525.7	2,166.2
Project & Development Services	452.9	256.8	137.2	846.9	399.1	219.1	113.2	731.4
Advisory, Consulting and Other	105.6	102.0	50.7	258.3	83.8	95.4	54.7	233.9
RES revenue	$2,745.9	1,059.2	934.3	$4,739.4	$2,362.1	1,000.6	887.9	$4,250.6
LaSalle				150.3				92.4
Consolidated revenue				$4,889.7				$4,343.0

Revenue before reimbursements
Leasing	$600.6	121.0	119.6	$841.2	$450.1	117.0	104.4	$671.5
Capital Markets	155.8	175.5	54.4	385.7	153.5	201.4	88.7	443.6
Property & Facility Management	251.6	227.6	252.9	732.1	201.4	231.9	225.9	659.2
Project & Development Services	148.8	236.7	90.3	475.8	124.7	219.0	72.0	415.7
Advisory, Consulting and Other	84.0	100.9	55.7	240.6	67.3	95.3	54.9	217.5
RES revenue before reimbursements	$1,240.8	861.7	572.9	$2,675.4	$997.0	864.6	545.9	$2,407.5
LaSalle				146.0				88.4
Consolidated revenue before reimbursements				$2,821.4				$2,495.9

Fee revenue
Leasing	$591.9	118.2	113.4	$823.5	$441.9	114.3	103.1	$659.3
Capital Markets	156.5	170.2	54.1	380.8	149.1	196.7	87.2	433.0
Property & Facility Management	133.8	104.0	94.1	331.9	122.0	87.6	82.7	292.3
Project & Development Services	113.5	86.4	38.6	238.5	101.9	78.8	32.8	213.5
Advisory, Consulting and Other	53.6	95.3	51.5	200.4	43.6	87.7	51.9	183.2
RES fee revenue	$1,049.3	574.1	351.7	$1,975.1	$858.5	565.1	357.7	$1,781.3
LaSalle				144.7				87.1
Consolidated fee revenue				$2,119.8				$1,868.4

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Year ended December 31, 2018				Year ended December 31, 2017
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,754.1	333.0	285.0	$2,372.1	$1,510.1	303.6	238.2	$2,051.9
Capital Markets	500.3	464.1	181.0	1,145.4	473.0	465.1	211.3	1,149.4
Property & Facility Management	5,142.2	1,482.2	2,158.4	8,782.8	4,503.5	1,342.7	1,975.1	7,821.3
Project & Development Services	1,301.7	920.3	447.0	2,669.0	1,242.8	691.1	410.6	2,344.5
Advisory, Consulting and Other	342.7	295.4	177.1	815.2	285.7	272.5	172.1	730.3
RES revenue	$9,041.0	3,495.0	3,248.5	$15,784.5	$8,015.1	3,075.0	3,007.3	$14,097.4
LaSalle				533.9				355.8
Consolidated revenue				$16,318.4				$14,453.2

Revenue before reimbursements
Leasing	$1,745.6	332.6	284.2	$2,362.4	$1,501.4	303.6	237.9	$2,042.9
Capital Markets	499.0	462.9	170.7	1,132.6	472.4	465.1	207.5	1,145.0
Property & Facility Management	894.2	901.2	948.6	2,744.0	730.2	877.8	791.9	2,399.9
Project & Development Services	465.3	828.5	295.0	1,588.8	433.3	684.9	250.1	1,368.3
Advisory, Consulting and Other	272.2	292.3	180.8	745.3	229.3	271.7	172.0	673.0
RES revenue before reimbursements	$3,876.3	2,817.5	1,879.3	$8,573.1	$3,366.6	2,603.1	1,659.4	$7,629.1
LaSalle				516.4				338.3
Consolidated revenue before reimbursements				$9,089.5				$7,967.4

Fee revenue
Leasing	$1,711.3	323.3	268.9	$2,303.5	$1,471.2	296.6	233.0	$2,000.8
Capital Markets	490.5	440.9	162.1	1,093.5	456.6	448.4	203.3	1,108.3
Property & Facility Management	472.2	383.6	307.3	1,163.1	419.3	337.9	291.3	1,048.5
Project & Development Services	368.8	288.7	140.5	798.0	342.2	230.2	118.5	690.9
Advisory, Consulting and Other	172.3	273.0	170.9	616.2	140.6	251.3	162.6	554.5
RES fee revenue	$3,215.1	1,709.5	1,049.7	$5,974.3	$2,829.9	1,564.4	1,008.7	$5,403.0
LaSalle				511.9				333.2
Consolidated fee revenue				$6,486.2				$5,736.2